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                                                                   EXHIBIT 10.21

                [LETTERHEAD OF MAUNSELL CONSULTANTS ASIA LTD.]

                                                               2nd December 1996


                                                         Personal & Confidential
                                                         -----------------------
Dear Francis,

               Appointment of Chairman & Chief Executive Officer
               -------------------------------------------------

     I am pleased to confirm your appointment as Chairman & Chief Executive Officer of the firm effective from 1st January 1997. Your terms and conditions of employment will be as set out below:

1.   Commencement      Your appointment as Chairman & CEO will commence on 1st
                       January 1997.

2.   Salary            Your salary effective from 1st January 1997 will be
                       HK$146,000 per calendar month. This will be reviewed from time to time.

3.   Bonus             A bonus of approximately one average month's salary of
                       the preceding calendar year will normally be paid at Chinese New Year to all staff who have worked for the full calendar year and whose services have been satisfactory. Staff employed for less than the full calendar year will normally receive a pro-rata bonus.

4.   Working Hours     Normal office hours are from 9:00 a.m. to 5:30 p.m.
                       Monday to Friday with a 1 hour break for lunch.

5.   Overtime          Overtime working may be necessary from time to time as
                       required for the work in hand, but payment for overtime is not made to Directors.

6.   Leave             Leave will accrue at the rate of 25 working days each
                       year.

7.   Medical           You and your wife will be covered by our medical scheme
                       (Plan 1), details of which is attached. You should note
                       that this scheme provides limited cover and excludes
                       dental treatment, optical treatment and all maternity
                       cover.
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                                      -2-

8.   Provident Fund          You will remain in our Provident Fund Scheme which
                             is organised through American International
                             Assurance Co. Ltd. We will pay the Employer's contribution.

9.   Housing Allowance       We will pay you a housing allowance of HK$46,000
                             per month. This will be reviewed from time to time.

10.  Travel Allowance        You and your wife will each receive an overseas
                             travel allowance of HK$40,000/annum. You will also receive a local travel allowance of HK$9,600/annum.

11.  Insurance               You will be insured in accordance with the
                             Employees' Compensation Ordinance and under our Group Life Insurance Policy(ies).

12.  Professional Society    We will reimburse you your annual subscription for
     Membership              membership at any grade of The Hong Kong
                             Institution of Engineers and one other relevant and appropriate professional learned society or institution.

13.  Club Membership         We will pay the monthly subscription of a club in
                             Hong Kong of which you are a member.

14.  Determination           We may at any time determine your engagement by
     of Engagement           giving you 6 months notice in writing or by paying
                             you 6 month salary in lieu of notice and, except as otherwise expressly provided, you will have no further claim on us.

                             You may terminate your service during the course of your engagement by giving a minimum of 6 months notice in writing or by paying to us 6 month salary in lieu of notice.

                             If we terminate your engagement for reason of misconduct, you will forfeit all accrued but untaken leave.
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     I shall be pleased to have your confirmation in writing that you accept these revised terms and conditions. To do this, please sign and date the attached copy and return it to us as soon as possible.

                                       Yours sincerely,
                              for MAUNSELL CONSULTANTS ASIA LTD


                                       /s/ J.W. Downer
                                       (J.W. Downer)
                                          Chairman


Encl.

cc:  Personnel
     Accounts

I accept the appointment on the terms and conditions set our above.

Signed:  /s/ Francis S.Y. Bong
         ------------------------------
          A.K.I.D. Card No. A 203777(A)

Date:          4-12-96
         ------------------------------